H J & ASSOCIATES, LLC

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------


We hereby consent to the use of our audit report dated April 11, 2000 in this Amendment No. 1 to Form SB-2 of Medisys Technologies, Inc. and Subsidiaries for the year ended December 31, 1999, which is part of this Amendment No. 1 to Form SB-2 and all references to our firm included in this Amendment No. 1 to Form SB-2.



HJ & Associates, LLC
/s/(FKA Jones, Jensen & Company)
    ---------------------------
    FKA Jones, Jensen & Company
Salt Lake City, Utah
June 7, 2000